UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Energy XXI Gulf Coast, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction between Energy XXI Gulf Coast, Inc. (“EGC”) and a Cox Oil affiliate (“Cox”), including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These statements, including those relating to the intent, beliefs, plans, or expectations of EGC are based upon current expectations and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed. It is not possible to predict or identify all such factors and the following list of factors should not be considered a complete statement of all potential risks and uncertainties, including, but not limited to: (i) the risk that the transaction may not be completed in the third quarter of 2018 or at all, which may adversely affect EGC’s business and the price of EGC’s stock; (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the EGC’s stockholders and the receipt of regulatory approvals; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the transaction on EGC’s business relationships, operating results, and business generally; (v) risks that the proposed transaction disrupts EGC’s current plans and operations; (vi) the possibility that competing offers or acquisition proposals for EGC will be made; (vii) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; and (viii) other risks and uncertainties. These risks and uncertainties could cause actual results, to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see the risk factors discussed in EGC’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). While EGC makes these statements and projections in good faith, EGC assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Important Additional Information Regarding the Transaction will be Filed with the SEC:

The proposed transaction between EGC and Cox will be submitted to the stockholders of EGC for their consideration. EGC will file a proxy statement with the SEC. EGC also plans to file other relevant documents with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF EGC ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about EGC once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the EGC will be available free of charge on EGC’s website at www.energyxxi.com under the tab “Investors” or by contacting EGC’s investor relations administrator at ir@energyxxi.com.

Participants in Solicitation

EGC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of EGC in connection with the proposed transaction. Information about the directors and executive officers of EGC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 21, 2018, its Definitive Proxy Statement, which was filed with the SEC on April 12, 2018 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

On June 18, 2018, the following communication was posted on an internal website of EGC for the employees of EGC.

Employee FAQs

1.	Why did EGC’s leadership decide to enter into this agreement?

The EGC Board has assessed potential alternative transactions and concluded that this transaction offers the best option for our Company. Cox has deep experience developing and producing assets in the Gulf of Mexico, Louisiana and Texas, as well as a strong financial position, with greater financial flexibility to invest in the development of these assets.

2.	How does this agreement affect the proposed transaction with Orinoco Natural Resources (ONR) that was communicated in May?

The agreement announced today eliminates the need for the previously proposed transaction with ONR. Under the agreement announced today, Cox will assume responsibility for all EGC assets and liabilities, including the P&A burden that the proposed agreement with ONR was designed to address.

3.	What changes can I expect to see from this agreement, and when should I expect to see them?

For the moment, you will not see any changes. Once the transaction is finalized, and continuing thereafter, you should expect to see a gradual integration of EGC and Cox’s operations. We are confident that Cox’s expertise operating in the Gulf of Mexico makes the company a good choice to manage, develop and grow EGC’s assets.

4.	What does this mean for employees? Will there be any reduction in staff because of this agreement?

For the time being, nothing will change. We are continuing to count on you to do the same outstanding work you currently perform day in and day out.

Certain employees will have additional work related to combining our companies -- and we thank you in advance for supporting them.

Longer term, once the acquisition is completed, Cox will assess resources needed for the combined company.

In the meantime, as noted above, we can say with certainty that your knowledge of our assets and operations is essential, and that all of us continue to depend on your outstanding work.

5.	What happens to my compensation and benefits if/when the transaction closes?

Until the transaction closes, you will see no changes to your compensation or benefits as a result of this announcement. Any unvested shares would vest in full at the time of the deal close. Any accrued and unused vacation time would be paid out at the time of a severance, should that occur, or could be utilized as per the company plan for the remainder of the year.

6.	What can I do to prepare for this transition?

The best thing you can do in the weeks and months to come is exactly what you have been doing. Today and every day, we rely on you to continue to work in a manner that is productive, responsible, and above all, safe.

7.	What should I do if I am approached by members of the media?

If you are approached by members of the media, please decline to comment and refer them to Al Petrie or Argelia Hernandez.

8.	What should I do if I have further questions?

If you have a specific question, please contact your immediate supervisor.

Important Additional Information Regarding the Transaction will be Filed with the SEC:

The proposed transaction between EGC and Cox will be submitted to the stockholders of EGC for their consideration. EGC will file a proxy statement with the Securities and Exchange Commission (the “SEC”). EGC also plans to file other relevant documents with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF EGC ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

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Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about EGC once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the EGC will be available free of charge on EGC’s website at www.energyxxi.com under the tab “Investors” or by contacting EGC’s investor relations administrator at ir@energyxxi.com.

Participants in Solicitation

EGC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of EGC in connection with the proposed transaction. Information about the directors and executive officers of EGC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 21, 2018, its Definitive Proxy Statement, which was filed with the SEC on April 12, 2018 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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